                                    EXECUTION COPY
                                    --------------

                                   OPTION AGREEMENT
                                         for
                                    NEIL P. DEFEO
                                    -------------

         THIS OPTION AGREEMENT (this "AGREEMENT") is made as of January 8, 1997 (the "Grant Date"), by and between Remington Products Company, L.L.C., a Delaware limited liability company (the "Company"), and the individual named on the signature page hereto (the "Executive").

         WHEREAS, on the terms and subject to the conditions hereof, the Company desires to grant the Executive, and the Executive wishes to acquire, options to purchase and acquire the number of Common Units of the Company set forth on SCHEDULE I attached hereto (the "CURRENT OPTIONS"), as hereinafter set forth; and

         WHEREAS, the Company desires to grant to the Executive, and the Executive wishes to acquire, the options for the number of Common Units listed on Schedule II based on achievement of the Performance Criteria (the "PERFORMANCE OPTIONS"); and

         WHEREAS, this Agreement is one of several agreements being entered into by the Company with certain persons who are or will be key employees of the Company (collectively with the Executive, the "MANAGEMENT OPTION HOLDERS") as part of a management option plan designed to comply with Rule 701 promulgated under the Securities Act (as defined below);

         NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

    1.   DEFINITIONS.
         ------------

         "AGREEMENT" shall have the meaning set forth in the preface.

         "APPLICABLE PERCENTAGE" shall mean (i) 25% during the one-year period commencing on the first anniversary of the Grant Date; (ii) 50% during the one-year period commencing on the second anniversary of the Grant Date; and
(iii) 100% on and after the third anniversary of the Grant Date. The Applicable Percentage shall be 100% after an IPO Exit Transaction.

         "CAUSE" shall mean a termination of employment of the Executive by the Company or any subsidiary thereof due to (i) the commission by the Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in material financial loss to the Company or any of its subsidiaries); (ii) the commission by Executive of a felony which (A) materially involves the Company or its business or (B) materially affects the ability of the Executive to render services for a substantial period in accordance with his employment agreement; (iii) the willful misconduct of the Executive as an employee of the Company or any of its subsidiaries which is reasonably likely to result in material injury or financial loss to the Company or any of its subsidiaries; (iv) the willful failure of Executive to render services to the Company or any of its subsidiaries in accordance with Executive's employment which failure amounts to a material neglect of Executive's duties to the Company or any of its subsidiaries or (v) a willful material breach ofthe covenants in Section 3(a) (but only in the penultimate sentence thereof), Section 3(b) and Sections 10 or 11 of the Employment Agreement by Executive, which breach is not cured within thirty (30) days after written notice of such breach is delivered to Executive. The Executive shall not be deemed to have been terminated for Cause unless the Company shall have given or delivered to the Executive (I ) reasonable notice setting forth, in reasonable detail, the facts and circumstances, if any, claimed to provide a basis for termination for Cause and (2) a reasonable opportunity for Executive, together with his counsel, to be heard before the Board.

         For purposes of determining whether the Executive was given
"reasonable notice" and "reasonable opportunity to be heard" in connection with any determination by the Board as to whether Cause exists, 10 business days' notice of the Board meeting shall be deemed to constitute "reasonable notice" (without prejudice to the determination of whether some other period would also constitute "reasonable notice") and the opportunity for the Executive and his counsel to present arguments to the Board at such meeting as to why the Executive believes that no Cause exists shall constitute "reasonable opportunity to be heard" (without prejudice to the determination of whether some other forum or method would also constitute a "reasonable opportunity to be heard").

         "COMMON UNITS" shall mean the common units of the Company, together with any securities issued in exchange therefor.

         "COMPANY" shall have the meaning set forth in the preface.

         "COST" shall mean, with respect to each of the Common Units, the exercise price per unit paid by the Executive (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalization).

         "CURRENT OPTIONS" shall mean the Options to acquire the number of Common Units set forth on Schedule 1.

         "DISABILITY" shall mean the inability of the Executive to perform the essential functions of Executive's job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months. The period of six months shall be deemed continuous unless Executive returns to work for at least 30 consecutive business days during such period and performs during such period services at the level and competence that were performed prior to the beginning of the six-month period. The date of such Disability (for purposes of determining the Termination Date in the event of such Disability) shall be on the first day of such six-month period.

         "EMPLOYEE" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401 (c) of the Internal Revenue Code of 1986, as amended) of the Company or any of its subsidiaries, and the term "EMPLOYMENT" shall include service as a part- or full-time Employee to the Company or any of its subsidiaries.

         "EMPLOYMENT AGREEMENT" shall mean that certain Employment Agreement of even date herewith between the Company and the Executive.

         "EXECUTIVE" shall have the meaning set forth in the preface.


         "EXECUTIVE GROUP" shall have the meaning set forth in Section 4.1 (a).

         "EXERCISE PRICE" shall have the meaning set forth in Section 2. 1.

         "EXPIRATION DATE" shall have the meaning set forth in Section 2.2.

         "FAIR MARKET VALUE" shall mean the average of the closing prices of the sales of the Company's Common Units on all securities exchanges on which the Common Units may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Units are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day the Common Units are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Units are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Units determined in good faith by the Management Committee (without taking into account the lack of liquidity and minority position of the Common Units subject to repurchase). In the event that the Executive disagrees with the valuation, he shall provide written notice to the Management Committee within 15 business days of being informed of the valuation. If the Executive and the Management Committee cannot resolve the differences within 15 business days of the date that the Executive provides written notice of his objection, the dispute shall be submitted for resolution pursuant to Section 6. 17.

         "FINANCING DEFAULT" shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended, supplemented or modified from time to time: (i) the Credit and Guarantee Agreement and Indenture (collectively, the "SENIOR FINANCING AGREEMENTS") dated on or about the Grant Date among the Company and the other financial institutions, agents and trustees party thereto, and any extensions, renewals, refinancingsor refundings thereof in whole or in part; (ii) any provision of the Company's Limited Liability Company Agreement or any of its subsidiary's certificate of incorporation or limited liability company agreement, as the case may be, as in effect on the Grant Date; and (iii) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) and (ii) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

         "GOOD REASON" shall have the same meaning as set forth in the Employment Agreement of even date herewith between the Company and the Executive.

         "GRANT DATE" shall have the meaning set forth in the preface.

         "IPO" means the consummation of an initial public offering of Common Units or common stock of a corporation that is the successor to the Company or which owns, directly or indirectly, more than 50% of the Common Units of the Company or its successor.

         "IPO EXIT TRANSACTION" means the first date after an IPO, on which Vestar and its affiliates (not including employees of the general partner of Vestar) own less than 10% of the Common Units or of the outstanding common stock of a corporation that is the successor to the Company or which controls the Company or its successor.

         "LIMITED LIABILITY COMPANV AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 16, 1996, by and between RPI Corp. (formerly Remington Products, Inc.), a Delaware corporation ("RPI"), Vestar Shaver Corp., a Delaware corporation ("Shaver"), Vestar Razor Corp., a Delaware corporation ("Razor"), and the individuals listed as management members on Schedule A thereto, as the same may be amended from time to time.

         "MANAGEMENT COMMITTEE" shall mean the Company's Management Committee or any board of directors or similar governing body of a successor to the Company.

         "MANAGEMENT OPTION HOLDERS" shall have the meaning set forth in the preface.

         "OPTIONS" shall mean the Current Options and the Performance Options.

         "PERFORMANCE CRITERIA" shall mean the criteria set forth on Schedule III attached hereto.

         "PERFORMANCE OPTIONS" shall mean the option to acquire the number of Units set forth on Schedule II hereto.

         "PERMITTED TRANSFEREE" means any transferee of Common Units pursuant to clauses (f) or (g) of the definition of "Exempt Employee Transfer" as defined in the Securityholders Agreement.

         "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

         "PUBLIC OFFERING" shall mean a registered public offering of the Company's Common Units.

         "REORGANIZATION" means the consummation of the transactions contemplated by the Reorganization Agreement dated as of May 1, 1996, by and among RPI, Victor K. Kiam, II, Vestar/Remington Corp., a Delaware corporation ("VESTAR CORP.") and Vestar Equity Partners, L.P., a Delaware limited partnership ("Vestar").

         "RETIREMENT" shall mean the Executive's retirement as an employee of the Company or any of its subsidiaries on or after reaching age 60 or such earlier age as may be otherwise determined by the Management Committee after at least four years employment with the Company after the Grant Date.

         SALE OF THE COMPANV" shall mean a Company Sale, as that term is defined in the Limited Liability Company Agreement.

         SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

         "SECURITYHOLDERS AGREEMENT" shall mean the Securityholders Agreement dated as of May 23, 1996 among Shaver, Razor, Vestar, RPI, Victor K. Kiam, II and other equity holders of the Company.

         "TERMINATION DATE" means the date upon which Executive's employment with the Company and its subsidiaries is terminated.

    GRANT OF OPTIONS.
    -----------------

         2.1 CONFIRMATION OF GRANT: OPTION PRICE. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Company hereby evidences and confirms the grant to the Executive, effective on the Grant Date, of the Options to purchase from the Company the number of Common Units set forth in SCHEDULE I (in the case of the Current Options) and SCHEDULE II (in the case of the Performance Options) attached hereto at an exercise price per unit (the EXERCISE PRICE") and for an aggregate exercise price set forth in SCHEDULE I (in the case of the Current Options) and Schedule II (in the case of the Performance Options) attached hereto. Within six months of the Grant Date, the Company and the Executive shall establish a three-year strategic plan for the Company for the three fiscal years commencing with the 1997 fiscal year, which plan will establish financial goals to be achieved by the Company at the end of the three year period (the "Performance Criteria"). When agreed to, the Performance Criteria shall be set forth on Schedule III and attached hereto. If the Executive exercises the Options, the Executive must exercise the Options for all of the Common Units subject thereto.

         2.2 EXPIRATION DATE. The Options shall terminate on the tenth anniversary of the Grant Date; PROVIDED, HOWEVER, that if the Executive's Employment with the Company is terminated for any reason, the Options shall terminate on the 90th day following the Termination Date unless the Management Committee otherwise specifies a later date (such tenth anniversary of the Grant Date or earlier date as specified in the proviso is referred to as the "Expiration Date"). The Options may be exercised, subject to the terms of this Agreement, only (a) in connection with a Sale of the

Company, (b) after the effectiveness of a public offering of the Common Units pursuant to an underwritten offering registered under the Securities Act and (c) at any time during the 90-day period preceding the Expiration Date. At 5:00 p.m. (New York time) on the Expiration Date, unexercised Options shall be canceled and of no further force and effect. Notwithstanding the foregoing, the Management Committee may require that the Options be exercised in connection with any Sale of the Company or, if not so exercised, provide that the Options terminate.

         2.3 EXERCISE AND PAYMENT. The Executive may exercise the Options by delivering written notice of exercise to the Company, which notice must (x) contain the representations and warranties set forth in Section 3.2 and (y) be accompanied by the aggregate Exercise Price for the Common Units subject to the Option in the form of cashier's check, certified check or wire transfer of immediately available funds; PROVIDED that the Options may not be exercised by the Executive unless, to the extent applicable, all of the following conditions are met:

              (a) Legal counsel for the Company must be satisfied at the time of exercise that the issuance of Common Units upon exercise will be in compliance with the Securities Act and other applicable United States federal, state, local and foreign laws; and

              (b) the Executive must execute the Limited Liability Company Agreement and Securityholders Agreement.

The number of Common Units that may be acquired pursuant to the exercise of the Performance Options shall be limited as set forth on Schedule III based on the achievement of the Performance Criteria. The Management Committee may impose such additional procedural requirements to exercise of the Options as it may deem necessary or advisable in connection therewith.

    INVESTMENT REPRESENTATIONS AND COVENANTS OF THE EXECUTIVE.
    ----------------------------------------------------------

         3.1 OPTIONS AND COMMON UNITS UNREGISTERED. The Executive acknowledges and represents that Executive has been advised by the Company that:

         (a) the Options and the Common Units have not been registered under the Securities Act;

         (b) any Common Units issued upon exercise of the Option must be held indefinitely and the Executive must continue to bear the economic risk of such investment in the Common Units unless the offer and sale of such Common Units is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

         (c) there is no established market for the Options and the Common Units and it is not anticipated that there will be any public market for the Options or the Common Units in the foreseeable future;

         (d) a restrictive legend in the form set forth below shall be placed on the certificates representing the Options and the Common Units acquired on exercise thereof:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND OTHER PROVISIONS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE ISSUER AND NEIL P. DEFEO DATED AS OF JANUARY 8, 1997, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE";

         (e) a notation shall be made in the appropriate records of the Company indicating that the Options and the Common Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Options and the Common Units acquired on exercise thereof;

         (f) upon exercise of the Options the Executive must, if applicable, execute and deliver the Limited Liability Company Agreement, Securityholders Agreement and, if requested by the Management Committee, the Members Pledge Agreement (all of which the Executive has had access to and understands the contents of), and become subject to the terms thereof; and

         (g) the exercise of the Options, and becoming a member of the Company, may subject the Executive to taxation in the various jurisdictions where the Company conducts business.

    3.2 ADDITIONAL INVESTMENT REPRESENTATIONS. Upon each exercise of the Options, the Executive shall represent and warrant that:

         (a) the Executive's financial situation is such that Executive can afford to bear the economic risk of holding the Common Units for an indefinite period of time, has adequate means for providing for Executive's current needs and personal contingencies, and can afford to suffer a complete loss of Executive's investment in the Common Units;

         (b) the Executive's knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Common Units;

         (c) the Executive understands that the Common Units are a speculative investment which involves a high degree of risk of loss of Executive's investment therein, there are substantial restrictions on the transferability of the Common Units, and, on the date of Executive's exercise of the Options and for an indefinite period thereafter, there may be no public market for the Common Units and, accordingly, it may not be possible for the Executive to liquidate Executive's investment in case of emergency, if at all;

         (d) the terms of this Agreement provide that in the event that the Executive ceases to be an Employee, the Company has the right to repurchase the Common Units issued upon exercise of the Options at a price which may be less than the Fair Market Value of such Common Units;

         (e) the Executive understands and has taken cognizance of all the risk factors related to the purchase of the Common Units, and, other than as set forth in this Agreement, no representations or warranties have been made to the Executive or Executive's representatives concerning the Common Units or the Company or their prospects or other matters;

         (f) the Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Reorganization, the Securityholders Agreement, the Company's Amended and Restated Limited Liability Company Agreement and the terms and conditions of the purchase of the Common Units and to obtain any additional information which the Executive deems necessary; and

         (g) all information which the Executive has provided to the Company and Executive's representatives concerning the Executive and Executive's financial position is complete and correct as of the date of this Agreement.

    CERTAIN SALES UPON TERMINATION OF EMPLOYMENT.
    ---------------------------------------------

         4.1 PUT OPTION.

         (a) If the Executive's Employment terminates due to Disability, death or Retirement (such date of termination, the "Put Date"), in either case prior to the earlier of a Public Offering or the fifth anniversary of the Grant Date, each of the Executive and the Executive's Permitted Transferees (hereinafter sometimes collectively referred to as the "EXECUTIVE GROUP") shall have the right, subject to the provisions of Section 5 hereof, for 90 days following the Put Date (or, if the Options are exercised after the Put Date, 90 days following the date of such exercise), to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from each member of the Executive Group, all (but not less than all) of the Common Units then held by the Executive Group at a price per Common Unit equal to the greater of Fair Market Value (measured as of the Termination Date) or Cost for the Applicable Percentage (measured as of the Termination Date) of the Common Units and (y) Cost for the remainder of the Common Units: PROVIDED that in any case the Management Committee shall have the right, in its sole discretion, to increase any of the foregoing purchase prices.

         (b) If the Executive Group desires to exercise its option to require the Company to repurchase Common Units obtained upon exercise of the Option pursuant to Section 4.1 (a), the members of the Executive Group shall send one written notice to the Company setting forth such members' intention to collectively sell all of their Common Units within the applicable 90-day period described above, which notice shall be signed by each member of the Executive Group. Subject to the provisions of Section 5. 1, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of such notice.

         4.2 CALL OPTIONS.

         (a) Upon termination of the Executive's Employment, the Company shall have the right and option to purchase, for a period of 90 days following the Termination Date (or, if the Options are exercised after the Termination Date, 90 days following the date of such exercise), and each member of the Executive Group shall be required to sell to the Company, any or all of the Common Units obtained upon exercise of the Options then held by each member of the Executive Group at a price per Common Unit as follows:

         (i) if the Executive's Employment is terminated at any time due to Disability, death or Retirement, the purchase price shall be (x) the greater of Fair Market Value (measured as of the Termination Date) or Cost for the Applicable Percentage (measured as of the Termination Date) of the Common Units being purchased and (y) the average of the Fair Market Value (measured as of the Termination Date) and Cost for the remainder of the Common Units being purchased;

         (ii) if the Executive's Employment is terminated by the Company at any time without Cause or by the Executive for Good Reason, the purchase price shall be (x) the greater of Fair Market Value (measured as of the Termination Date) or Cost for the Applicable Percentage (measured as of the Termination Date) of the Option Units being purchased and (y) Cost for the remainder of the Common Units being purchased;

         (iii) if after the third anniversary of the Grant Date the Executive's Employment is terminated for any reason other than (A) Disability, (B) death,
(C) Retirement, (D) termination by the Company with or without Cause or (E) termination by the Executive for Good Reason, the purchase price shall be the Fair Market Value (measured as of the Termination Date) of the Common Units being purchased;

         (iv) if the Executive's Employment is terminated prior to the third anniversary of the Grant Date by the Executive for any reason other than (A) Disability, (B) death, (C) Retirement, or (D) Good Reason, the purchase price shall be the Cost of the Common Units; and

         (v) if the Executive's Employment is terminated for Cause (A) on or prior to the third anniversary hereof, the purchase price shall be the Cost of the Common Units and (B) subsequent to the third anniversary hereof, the purchase price shall be the Fair Market Value of the Common Units; PROVIDED, HOWEVER, that if ( I ) the termination is due to the acts described in items (i) and (ii)(A) of the definition of Cause ("COMPANY CAUSE") or the Executive is found to have committed acts of Company Cause prior to the third anniversary hereof, and (2) the termination occurs on or prior to the fifth anniversary hereof, the purchase price shall be the Cost of the Common Units; and

PROVIDED FURTHER that, in any case, the Management Committee shall have the right, in its sole discretion, to increase any purchase price set forth above and, PROVIDED FURTHER, that if the Executive elects to contest a Board determination of Fair Market Value, the date of purchase shall be deferred until such value is determined pursuant to Section 6.17 hereof

         (b) If the Company desires to exercise its option to purchase any Common Units pursuant to this Section 4.2, the Company shall, not later than end of the applicable 90 day period referred to above, send written notice to each member of the Executive Group of its intention to purchase the Common Units, specifying the number of Common Units to be purchased (the "CALL NOTICE"). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of the Call Notice.

    4.3 OBLIGATION TO SELL SEVERAL. In the event there is more than one member of the Executive Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.

    CERTAIN LIMITATIONS ON THE COMPANV'S OBLIGATIONS TO PURCHASE COMMON UNITS.
    --------------------------------------------------------------------------

         5.1  DEFERRAL OF PURCHASES.

         (a) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to purchase any Common Units at any time pursuant to Section 4, regardless of whether it has delivered a notice of its election to purchase any such Common Units, (i) to the extent that the purchase of such Common Units (together with any other purchases of Common Units pursuant to Section 4 of other management Option Agreements or the Management Common Unit Subscription Agreements) would result (A) in a violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their material property (which violation is material to the Company, its directors or members or the repurchase of units) or (B) after giving effect thereto, in a Financing Default, or (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase. The Company shall within fifteen days of learning of any such fact so notify the members of the Executive Group that it is not obligated to purchase units hereunder.

         (b) Notwithstanding anything to the contrary contained in Section 4, any Common Units which a member of the Executive Group has elected to sell to the Company or which the Company has elected to purchase from members of the Executive Group, but which in accordance with Section 5.1(a) are not purchased at the applicable time provided in Section 4, shall to the extent then owned by the Executive Group be purchased by the Company on or prior to the fifteenth day after such date or dates that (after taking into account any purchases to be made at such time pursuant to the agreements with other Management Option Holders) it is no longer prohibited from purchasing such units under Section 5.1
(a), and the Company shall give
the members of the Executive Group five days prior notice of any such purchase.


         5.2 PAYMENT FOR COMMON UNITS. If at any time the Company elects or is required to purchase any Common Units pursuant to Section 4, the Company shall pay the purchase price for the Common Units it purchases (i) first, by the cancellation of any indebtedness, if any, owing from the Executive to the Company or any of its subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Executive Group receiving consideration in such repurchase) and (ii) then, by the Company's delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Common Units so purchased, duly endorsed; PROVIDED that if any of the conditions set forth in Section 5.1(a) exists which prohibits such cash payment, the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Company's delivery of an unsecured subordinated promissory note (which shall be subordinated and subject in right of payment only to the prior payment of any debt outstanding under the Senior Financing Agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a "Repurchase Note") in a principal amount equal to the balance of the purchase price, payable in up to five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of Chase Bank, on the date of issuance and each June 30 and December 31 thereafter; and, PROVIDED FURTHER, that in the case of a purchase pursuant to either ( 1 ) Section 4.1(a) or (2) any of Sections 4.2(a)(iv) or 4.2(a)(v), the Company may elect to deliver a Repurchase Note in a principal amount equal to all or a portion of the cash purchase price (in lieu of paying such portion of the purchase price in cash), which Repurchase Note shall mature on the fifth anniversary of its issuance, require principal payments to be made in five equal, annual installments and bear interest payable annually at the publicly announced prime rate of Chase Bank on the date of issuance and each June 30 and December 31 thereafter. The Company shall have the right set forth in clause (i) of the first sentence of this Section 5.2 whether or not the member of the Executive Group selling such Option Units is an obliger of the Company.

         6. MISCELLANEOUS.
            --------------

         6.1 TAX WITHHOLDING. Whenever Common Units are to be issued pursuant to the exercise of an Option or any cash payment is to be made hereunder or under the Limited Liability Company Agreement, the Company shall have the power to withhold, or require the Executive to remit to the Company in cash or offset against any amounts otherwise payable Executive, an amount sufficient to satisfy all Federal, state, local and foreign withholding tax requirements relating to such transaction, and the Company may defer payment of cash or issuance of Common Units until such requirements are satisfied.

         6.2 TRANSFERS TO PERMITTED TRANSFEREES. The Executive may transfer Options only upon his death pursuant to applicable laws of descent and distribution and may transfer Common Units only as contemplated by the Limited Liability Agreement and the Securityholders Agreement. Prior to any transfer of Common Units, the Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person's undertaking to be bound by the terms of this Agreement and (b) acknowledging that Common Units transferred to such Person will continue to be Common Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Common Units in violation of any provision of this Agreement, the Limited Liability Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Common Units as the owner of such Common Units for any purpose.

         6.3 RECAPITALIZATIONS. EXCHANGES. ETC.. AFFECTING COMMON UNITS. The number, class and Exercise Price of any outstanding Options (and the number of Common Units subject to outstanding Options) shall be adjusted by the Management Committee if, in its good faith judgment, it shall deem such an adjustment to be necessary or appropriate to reflect any transaction involving the Common Units having the same effect as a stock dividend, stock split, stock issuance or reverse stock split or any combination, recapitalization, reclassification, merger, consolidation or other reorganization. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Options, to Common Units, to any and all equity interests or options to acquire equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Units, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Nothing contained in this Agreement shall prohibit or restrict the Company from reorganizing into a corporation or other entity or otherwise recapitalizing in connection with a Sale of the Company or Public Offering of the Company's equity interests. Each member of the Executive Group shall cooperate with, and take all actions requested by, the Company in effecting such a reorganization. In the event that the Company is reorganized as a corporation (or the interests in the Company are transferred to a corporation) (a "REORGANIZATION"), the Executive shall cooperate with such Reorganization. In the event of a Reorganization, the Company's successor or its new parent entity may substitute an option to purchase its stock (with substantially equivalent economic terms as this Agreement) for this Agreement, and the Executive will execute such documents as are required to evidence such substitution.

         6.4  REQUIREMENTS OF LAW.    The issuance of Common Units shall be
subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges or quotation systems as may be required. The Company will be under no obligation to issue, sell or transfer any Common Units upon the Executive's election to exercise any Options granted hereunder if such issuance, sale or transfer would, in the reasonable opinion of the Company, result in a violation of applicable law, including the federal securities laws and any commercially reasonable efforts to obtain the approvals referred to in this Section 6.4 and otherwise to permit any such issuance, sale or transfer of Common Units to comply with applicable law, it being expressly understood, however, that the Company shall not have any obligation to register the Common Units or otherwise take any other action to make available any exemption from the registration requirements of any federal or state securities law to permit the issuance, sale or transfer of such Common Units.

         6.5  EXECUTIVE'S EMPLOYMENT BY THE COMPANY.   Nothing contained in
this Agreement shall be deemed to obligate the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without Cause.

         6.6  NO RIGHTS AS EQUITY HOLDER.   Except as otherwise required by
law, the Executive shall not have any rights as an equity holder with respect to any Common Units until such time as the Common Units have been so issued.

         6.7 ADMINISTRATION BV MANAGEMENT COMMITTEE. This Option Agreement shall be administered by the Management Committee, which shall have full power and authority to construe and administer this Agreement as it may deem advisable.

         6.8 BINDING EFFECT. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; PROVIDED, HOWEVER, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

         6.9 AMENDMENT: WAIVER. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

         6.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

         6.11 JURISDICTION.   Any suit, action or proceeding with respect to
this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York, and each of the Company and the members of the Executive Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Executive Group and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

         6.12 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), two days after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

         (a)  If to the Company:

              Remington Products Company, L.L.C.
              60 Main Street
              Bridgeport, CT 06604
              Attention: Allen S. Lipson

              Telecopy: 203-366-7707

              and

              Remington Products Company, L.L.C.
              c/o Vestar Equity Partners, L.P.
              245 Park Avenue, 41 st Floor
              New York, NY 10167
              Attention: Robert L. Rosner
              Telecopy: 212-808-4922

              with a copy to:

              Kirkland & Ellis
              655 Fifteenth Street, N.W.
              Washington,D.C. 20005-5793
              Attention: Jack M. Feder
              Telecopy: 202-879-5200

    (b) If to the Executive, to the address as shown on the equity interest register of

         6.13 INTEGRATION. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         6.14 COUNTERPARTS. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         6.15 INJUNCTIVE RELIEF. The Executive and Executive's Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof' in addition to any other remedy to which it may be entitled at law or equity.

         6.16 RIGHTS CUMULATIVE: WAIVER. The rights and remedies of the Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         6.17 ARBITRATION. (a) To the extent that the parties are unable to resolve any disputes arising under this Agreement, other than disputes relating to the fair market value of Common Units, then either party may submit the dispute to binding arbitration in New York City in accordance with the rules for Employee Dispute Resolution of the American Arbitration Association then in effect (and the Company will pay all filing fees for commencing such arbitration). The arbitrator's decision shall be made in accordance with such rules, shall be delivered in writing to the parties and shall be conclusive and binding upon the parties.

         (b) Disputes relating to the Fair Market Value of Common Units shall be submitted promptly to an investment banker from a nationally prominent investment banking firm mutually acceptable to the Executive and the Company who shall decide the Fair Market Value of the Common Units in accordance with the definition of Fair Market Value herein. The costs of retaining the investment banker shall be paid by the party whose valuation is furthest away from the value as determined by the investment banker, provided that if the difference between the value as so determined and the average of the values advocated by the two parties is less than 5% of such average value, the costs shall be split evenly by the Executive and the Company.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date first above written.

                             REMINGTON PRODUCTS COMPANY, L.L.C.

                             By:    /s/ Dainiel S. O'Connell
                                  ------------------------------


                              /s/ Neil P. DeFeo
                                  ------------------------------

                                     SCHEDULE II
                                     -----------

                                 Performance Options


                                                             AGGREGATE
    NUMBER OF OPTIONS             EXERCISE PRICE           EXERCISE PRICE
    -----------------             --------------           --------------
  Common Units equaling 2%   The same price per Common        $160,000
  of the Common Units on a   Unit paid at the original
  fully-diluted basis*               closing


*The maximum number of Common Units to be acquired under the Performance Options shall be adjusted at the first anniversary of the Grant Date so that the number will be 2% of the Common Units on a fully-diluted basis on that date taking into account (1) any issuances of options or Common Units to executives who become employed by the Company and (2) repurchases (or cancellations) of options or Common Units from executives whose employment with the Company is terminated, in each case prior to the first anniversary of the Grant Date. Any other changes in ownership of the Common Units shall be ignored for purposes of the adjustment.

                                      SCHEDULE I

                                   Current Options

                                                             AGGREGATE
    NUMBER OF OPTIONS             EXERCISE PRICE           EXERCISE PRICE
    -----------------             --------------           --------------
  Common Units equaling 5%   The same price per Common        $400,000
  of the Common Units on a   Unit paid at the original
  fully-diluted basis*               closing



* The maximum number of Common Units to be acquired under the Current Options shall be adjusted at the first anniversary of the Grant Date so that the number will be 5% of the Common Units on a fully-diluted basis on that date taking into account (1) any issuances of options or Common Units to executives who become employed by the Company and (2) repurchases (or cancellations) of options or Common Units from executives whose employment with the Company is terminated, in each case prior to the first anniversary of the Grant Date. Any other changes in ownership of the Common Units shall be ignored for purposes of the adjustment.

                                     SCHEDULE III

                                 Performance Criteria